CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Amrion, Inc.
Boulder, Colorado

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 14, 1997 relating to the consolidated financial statements of Amrion, Inc. and subsidiary appearing in the Company's Annual Report on Form 10-K for the year ended December, 31, 1996.


BDO SEIDMAN, LLP



Denver, Colorado
April 8, 1997